Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Randgold Resources Limited

We hereby consent to the incorporation by reference in the Registration Statements:

1.	Registration Statement on Form S-8 (File No. 333-156150) pertaining to the Randgold Resources Share Option Scheme, Awards of Restricted Stock to Non-Executive Directors, Award of Restricted Stock to D.M. Bristow, Award of Restricted Stock to G.P. Shuttleworth and the Randgold Resources Restricted Share Scheme,
2.	Registration Statement on Form S-8 (File No. 333-145013) pertaining to the Randgold Resources Share Option Scheme and Restricted Stock Awards to Non-Executive Directors, and
3.	Registration Statement on Form S-8 (File No. 333-103222) pertaining to the Randgold Resources Share Option Scheme of our reports dated March 28, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Randgold Resources Limited and its subsidiaries which appears in this Form 20-F. We also consent to the incorporation by reference of our report dated March 28, 2014 relating to the financial statement schedule, which appears in this Form 20-F.

/s/ BDO LLP
BDO LLP
London
March 28, 2014

BDO LLP is a limited liability partnership registered in England and Wales (with registered number OC305127).